Exhibit 1.1

Duane Reade Inc.

Duane Reade

11.75% Senior Secured Notes due 2015

Purchase Agreement

July 31, 2009

Goldman, Sachs & Co.

Banc of America Securities LLC

As Representatives of the several Purchasers

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

85 Broad Street,

New York, New York 10004

Ladies and Gentlemen:

Duane Reade Inc., a Delaware corporation (the “Company”), and Duane Reade, a New York general partnership (“Duane Reade” and together with the Company, the “Issuers”), propose, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), for whom you are acting as representatives (the “Representatives”), an aggregate of $290,000,000 principal amount of 11.75% Senior Secured Notes due 2015 of the Issuers (the “Notes”).

The payment of principal, premium and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior secured basis, jointly and severally by Duane Reade Holdings, Inc., a Delaware corporation (“Holdings”), and the subsidiaries of the Company listed on Schedule IV hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”), pursuant to their guarantees of the Notes. The Notes and the Guarantees attached thereto are herein referred to collectively as the “Securities.”

As of the Time of Delivery (as defined below), the Notes will have the benefit of a security interest in the assets of the Issuers and the Guarantors as described in the Preliminary Offering Circular (as defined below) (the “Collateral”). A certain security agreement to be dated the Time of Delivery (as defined below) among the Issuers, the guarantors party thereto and U.S. Bank National Association, as collateral agent, relating to the Notes (the “Security Agreement”), a certain pledge agreement to be dated the Time of Delivery (as defined below) among the Issuers, the guarantors party thereto and U.S. Bank National Association, as collateral agent, relating to the Notes (the “Pledge Agreement”) together with the Security Agreement and all other documents and instruments evidencing or creating or purporting to create a security interest in favor of the Trustee (as defined below) shall be hereinafter referred to as the “Security Documents.” In connection with the offering of the Notes (i) the Trustee will become party to or be acknowledged as a successor “Term Loan Agent” under, the Intercreditor Agreement (the “Intercreditor Agreement”), dated as of July 30, 2004 between the Existing Trustee (as defined therein) and Bank of America, N.A. (f/k/a/ Fleet National Bank) (“Bank of America”), as agent under that certain revolving credit agreement, dated as of July 21, 2003, among the Issuers and the other parties thereto (as amended, the “Credit Agreement”), and (ii) the Issuers, the Guarantors and the Trustee will enter into a certain Intercreditor and Collateral Agency Agreement, to be dated as of the Time of Delivery (as defined below), among the Issuers, the guarantors party thereto and the Existing Trustee, (the “Collateral Agency Agreement”). This Agreement, the Notes, the Guarantees, the Indenture (as defined below), the Registration Rights Agreement (as defined below), the Security Documents, the Intercreditor Agreement and the Collateral Agency Agreement are hereinafter referred to collectively as the “Transaction Documents.”

Concurrently with the Securities being issued, (i) the Issuers and the Guarantors will enter into a fifth amendment to the Credit Agreement to permit, among other things, the issuance of the Notes, the Equity Investment (as defined below) and the Tender Offers (as defined below) (the “Credit Agreement Amendment”), (ii) entities associated with Oak Hill Capital Partners, L.P. will invest $125.0 million of preferred equity in Holdings and (iii) the Issuers have commenced tender offers for and associated solicitations of consents (collectively, the “Tender Offers”) with respect to (x) all of the Issuers’ existing Senior Secured Floating Rate Notes due 2010 (the “Existing Senior Secured Notes”) and (y) for up to $146,250,000 aggregate principal amount of the Issuers’ existing 9.75% Senior Subordinated Notes due 2011, in each case, on the terms and conditions described in the Issuers’ Offer to Purchase and Solicitations of Consents, dated July 8, 2009, as amended and restated on July 24, 2009 (as so amended, the “Offer to Purchase”).

1.	Each of the Issuers and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

(a)

A preliminary offering circular, dated July 15, 2009, as amended and supplemented by that certain supplement dated July 29, 2009 (the “Preliminary Offering Circular”) and an offering circular, dated July 31, 2009, (the “Offering Circular”) have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular.” Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include Holdings’ Annual Report on Form 10-K for the year ended December 27, 2008, Quarterly Report on Form 10-Q for the quarter ended March 28, 2009. Current Report on Form 8-K, dated January 7, 2009 and filed on January 13, 2009 and Current Report on Form 8-K, dated January 9, 2009 and filed on January 13, 2009 and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such document; and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii)

any Additional Issuer Information (as defined in Section 5(f)) furnished by the Issuers and the Guarantors prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, appear on their face or will appear on their face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers and the Guarantors by a Purchaser through the Representatives expressly for use therein;

(b)	For the purposes of this Agreement, the “Applicable Time” is 8:30 am (New York City time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular; and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Issuers and the Guarantors by a Purchaser through the Representatives expressly for use therein;

(c)

None of the Issuers and the Guarantors has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any change in the capital stock or long-term debt of the Issuers and the Guarantors, taken as a whole, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the business or operations, whether or not arising from transactions in the ordinary course of business, of the Issuers and the Guarantors (any such change, a “Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(d)	The Issuers and the Guarantors have good and marketable title to all items of real property and valid title to all personal property reflected as owned in the Pricing Disclosure Package, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects of any third party, except (A) such as do not materially interfere with the use made or proposed to be made of such property by such Issuer or Guarantor or would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, (B) as otherwise disclosed in the Pricing Disclosure Package, (C) as created pursuant to the Indenture, any of the Security Documents, the Credit Agreement or any security agreements related thereto or (D) liens permitted by the Indenture, the Credit Agreement, any of the Security Documents or any security agreements related thereto. Except as set forth in the Pricing Disclosure Package, the real property, improvements, equipment and personal property held under lease by the Issuers or the Guarantors are held under valid and enforceable leases (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and to limitations of public policy), with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by such Issuer or Guarantor or would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

(e)

Each of the Issuers and the Guarantors has been duly incorporated or formed and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and, in the case of each of the Issuers and the Guarantors party thereto, to enter into and perform its respective obligations under each of the respective Transaction Documents to which it is a party. Each of the Issuers and the Guarantors is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction listed next to such entity’s name on Schedule V hereto, which are the jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change;

(f)	The Company has an authorized capitalization as set forth in the Pricing Disclosure Package, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(g)	The Notes and the Guarantees have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and, once duly executed, authenticated, issued and delivered, will constitute valid and legally binding obligations of the Issuers and the Guarantors, respectively, enforceable against each of the Issuers and the Guarantors, respectively, in accordance with its terms, except that enforceability thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”), and entitled to the benefits provided by the indenture to be dated as of the Time of Delivery (the “Indenture”) among the Issuers, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”), under which they are to be issued; the Indenture has been duly authorized, and, when executed and delivered by the Issuers, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding obligation of each of the Issuers and the Guarantors, enforceable against each, in accordance with its terms, subject to the Enforceability Exceptions; and the Notes, the Guarantees and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(h)	[Reserved].

(i)	The Registration Rights Agreement to be dated as of the Time of Delivery (the “Registration Rights Agreement”), has been duly authorized, and as of the Time of Delivery, will have been duly executed and delivered by the Issuers and the Guarantors and, once duly executed and delivered by all parties thereto, will constitute a valid and legally binding obligation of each of the Issuers and the Guarantors enforceable against each, in accordance with its terms, subject, (i) to the Enforceability Exceptions and (ii) any indemnification provisions contained therein which may be unenforceable; and the Registration Rights Agreement will conform in all material respects, to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(j)	This Agreement has been duly authorized, executed and delivered by the Issuers and the Guarantors;

(k)	The securities to be issued in exchange for the Notes (the “Exchange Securities”), pursuant to the Registration Rights Agreement, have been duly authorized, and when issued and delivered pursuant to the Registration Rights Agreement and the Indenture, will have been duly executed and delivered and will constitute a valid and legally binding obligation of each of the Issuers and the Guarantors, enforceable against each, in accordance with its terms, subject to the Enforceability Exceptions, entitled to the benefits of the Indenture. No holder of securities of any of the Issuers and the Guarantors (other than holders of the Securities) will be entitled to have such securities registered under the registration statements required to be filed by the Issuers and the Guarantors pursuant to the Registration Rights Agreement;

(l)	Each guarantee of the Exchange Securities by each Guarantor has been duly authorized and, when issued and delivered pursuant to the Registration Rights Agreement and the Indenture, will have been duly executed and delivered and will constitute a valid and legally binding obligation of such Guarantor, enforceable against each, in accordance with its terms, subject to the Enforceability Exceptions;

(m)	The Security Agreement has been duly authorized by each of the Issuers and Guarantors party thereto and, at the Time of Delivery, will have been duly executed and delivered by each of the Issuers and Guarantors party thereto and, once duly executed and delivered by all parties thereto, the Security Agreement will constitute a valid and legally binding obligation of such Issuer or Guarantor party thereto, enforceable against it, in accordance with its terms, subject to (i) the Enforceability Exceptions and (ii) that any indemnification provisions contained therein may be unenforceable;

(n)	The Pledge Agreement has been duly authorized by each of the Issuers and Guarantors party thereto and, at the Time of Delivery, will have been duly executed and delivered by each of the Issuers and Guarantors party thereto and, once duly executed and delivered by all parties thereto, the Pledge Agreement will constitute a valid and legally binding obligation of such Issuer or Guarantor party thereto, enforceable against it, in accordance with its terms, subject to (i) the Enforceability Exceptions and (ii) that any indemnification provisions contained therein may be unenforceable;

(o)	The Collateral Agency Agreement, as amended and supplemented at the Time of Delivery in connection with the transactions contemplated hereby and the Pricing Disclosure Package, has been duly authorized by each of the Issuers and Guarantors party thereto and, at the Time of Delivery will have been duly executed and delivered by each of the Issuers and Guarantors party thereto and, once duly executed and delivered by all parties thereto, will constitute a valid and legally binding obligation of such Issuer or Guarantor party thereto, enforceable against it, in accordance with its terms, subject to the Enforceability Exceptions;

(p)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(q)	Prior to the date hereof, none of the Issuers, the Guarantors and their respective affiliates has taken any action which is designed to or which has constituted or which might have been reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuers or the Guarantors in connection with the offering of the Securities;

(r)	Assuming (i) the accuracy of the representations and warranties of the Purchasers contained herein and the compliance of the Purchasers with their agreements contained herein and (ii) that all of the “Proposed Amendments,” as defined in the Offer to Purchase of the Issuers dated July 10, 2009 (the “OTP”), have become operative as contemplated by the OTP, (A) the issue and sale of the Securities and the compliance by the Issuers and the Guarantors with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement, the Exchange Securities, the Security Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) breach or result in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Issuers and the Guarantors is a party or by which any of the Issuers and the Guarantors is bound or to which any of the property or assets of any of the Issuers and the Guarantors is subject that is filed as an exhibit to the Holdings’ Annual Report on Form 10-K for the year ended December 27, 2008, filed on March 25, 2009, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws or equivalent organizational document of any of the Issuers and the Guarantors or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Issuers and the Guarantors or any of their respective properties (each, an “Applicable Governmental Entity”), except where such default or violation (in the case of (i) or (iii) would not reasonably be expected to result in a Material Adverse Change and (B) no consent, approval, authorization, order, registration or qualification of or with any Applicable Governmental Entity is required for the issue and sale of the Securities or the consummation by the Issuers and the Guarantors of the transactions contemplated by this Agreement, the Indenture, the Security Documents or the Registration Rights Agreement except for the filing of a registration statement by the Issuers and the Guarantors with the Commission pursuant to the United States Securities Act of 1933, as amended (the “Act”) pursuant to the Registration Rights Agreement and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(s)	None of the Issuers and the Guarantors is (i) in violation of its Certificate of Incorporation or By-laws or equivalent organizational document or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) above for any such default or violation that would not reasonably be expected to result in a Material Adverse Change;

(t)	The statements set forth in the Pricing Disclosure Package and the Offering Circular under the caption “Certain U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(u)	Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which any of the Issuers and the Guarantors is a party or of which any property of any of the Issuers and the Guarantors is the subject which would reasonably be expected to result in a Material Adverse Change; and, to the Issuers’ and the Guarantors’ knowledge, other than as set forth in the Pricing Disclosure Package and the Offering Circular, no such proceedings are currently threatened in writing;

(v)	When the Securities are issued and delivered pursuant to this Agreement and the Indenture, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(w)	None of the Issuers and the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, none of the Issuers and the Guarantors will be, required to be registered as an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(x)	None of the Issuers and the Guarantors, nor any person acting on behalf of any of the Issuers and the Guarantors, (other than the Purchasers or any of their affiliates, as to whom the Issuers and the Guarantors make no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and each of the Issuers and the Guarantors and their respective affiliates and any person acting on their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902);

(y)	Within the preceding six months, none of the Issuers and the Guarantors, nor any other person acting on their behalf, has offered or sold to any person any Securities, or any securities of the same or similar classes as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Issuers and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Issuers and the Guarantors, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Issuers and the Guarantors by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(z)	The Issuers and the Guarantors maintain a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies, in all material respects, with the requirements of the Exchange Act and has been designed by Holdings’ principal executive officer, principal financial officer or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Issuers’ and the Guarantors’ internal control over financial reporting was effective as of December 27, 2008 and none of the Issuers and the Guarantors is aware of any material weaknesses (as defined in Rule 1-02(a)(4) of Regulation S-X) in its internal control over financial reporting;

(aa)	Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Issuers’ and the Guarantors’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuers’ and the Guarantors’ internal control over financial reporting;

(bb)	The Issuers and the Guarantors maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by Holdings in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Holdings’ management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls are effective;

(cc)	KPMG LLP, which has audited certain financial statements of the Issuers and the Guarantors, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(dd)	Except as otherwise disclosed in the Pricing Disclosure Package, (i) there is no unfair labor practice complaint pending against any of the Issuers and the Guarantors or, to the knowledge of the Issuers and the Guarantors, currently threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of the Issuers and the Guarantors or, to the knowledge of the Issuers and the Guarantors, currently threatened against any of them, other than such complaints, grievance and arbitration proceeding pending or currently threatened that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (ii) there is no material strike, labor dispute, slowdown or stoppage pending against any of the Issuers and the Guarantors or, to the knowledge of the Issuers and the Guarantors, currently threatened against any of the Issuers and the Guarantors, and (iii) none of the Issuers and the Guarantors is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers, manufacturers or contractors, in each case of (i) through (iii) which would reasonably be expected to result in a Material Adverse Change.

(ee)	Except as otherwise disclosed in the Pricing Disclosure Package, the Issuers and the Guarantors own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own, possess or license such Intellectual Property Rights, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. None of the Issuers and the Guarantors has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, would reasonably be expected to result in a Material Adverse Change. None of the Issuers and the Guarantors is in default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct its business as now conducted or contemplated except as would not reasonably be expected to result in a Material Adverse Change.

(ff)	(i) The Issuers and the Guarantors possess such valid and current franchises, grants, easements, variances, exceptions, certificates, certifications, registrations, authorizations, qualifications, licenses, permits, consents or approvals (including pharmacy licenses, Medicare and Medicaid provider agreements, accreditations and other similar documentation, or approvals of any health departments) and other permits of any Governmental Entity (as defined below) necessary to conduct their respective businesses (“Company Permits”) except for those Company Permits the failure of which to possess would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change, and none of the Issuers and the Guarantors has received any notice of proceedings relating to the revocation, suspension, cancellation, modification of, or non-compliance with, any of the Company Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(ii) The Issuers and the Guarantors that directly receive reimbursement or payments under Titles XVIII and XIX of the Social Security Act (the “Medicare and Medicaid programs”) are certified for participation and reimbursement under the Medicare and Medicaid programs. The Issuers and the Guarantors that directly or indirectly receive reimbursement or payments under the Medicare and Medicaid programs, the CHAMPUS and TRICARE programs and such other similar federal, state or local reimbursement or governmental programs (collectively, the “Government Programs”) have current provider numbers and provider agreements required under such Government Programs, except where the failure to own, possess or license such provider numbers and provider agreements, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. The Issuers and the Guarantors that directly or indirectly receive payments under any non-governmental program, including any private insurance program (collectively, the “Private Programs”), have all provider agreements and provider numbers that are required under such Private Programs, except where the failure to own, possess or license such provider numbers and provider agreements, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

(gg)

(i) Except as otherwise disclosed in the Pricing Disclosure Package, none of the Issuers and the Guarantors, to the knowledge or the Issuers and Guarantors, or any of their respective directors, officers, managers or professional licensed employees is, and during the past two years has not been, in conflict with, or in default or violation of, (A) any domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Entity (defined below) (“Laws”) applicable to the Issuers or the Guarantors or by which any of their respective assets or properties is bound or (B) any Company Permits, except, in the case of each (A) and (B), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package, to the knowledge of the Issuers and the Guarantors, no violation, default, order, judgment, injunction, award, decree or writ handed down, adopted or imposed by any domestic or foreign, international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity (each, a “Governmental Entity”) or legal action, claim, demand, arbitration, hearing, charge, complaint, investigation, examination, indictment, litigation, suit or other civil, criminal, administrative or investigative proceeding exists with respect to the aforementioned Company Permits, Medicare or Medicaid certifications, provider agreements or provider numbers (collectively, “Company Regulatory Authorizations”), except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package, none of the Issuers and the Guarantors has received any written notice from any

Governmental Entity of any pending and unresolved (or, if resolved, without material liability or obligation of any kind, whether accrued, contingent, absolute, inchoate or otherwise, whether due or to become due and whether known or unknown to the Issuers and the Guarantors) violation or of any investigation or inquiry into an alleged or suspected violation of any Law or of any of the Company Regulatory Authorizations that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package, to the knowledge of the Issuers and the Guarantors, no event has occurred that, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation or exclusion order with respect to any such Company Regulatory Authorizations, or to revoke, withdraw or suspend any such Company Regulatory Authorizations, or to terminate the participation of the Issuers or the Guarantors in any Government Program or Private Program that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(ii) To the knowledge of the Issuers and the Guarantors, since December 27, 2008, none of the Issuers and the Guarantors and any officer or professional licensed employee of the Issuers or the Guarantors (during the term of such individual’s employment by such Issuer or Guarantor, as the case may be) or affiliates has been convicted or indicted of any crime, for which debarment or similar punishment is mandated or permitted by any applicable Law. Except as otherwise disclosed in the Pricing Disclosure Package, to the knowledge of the Issuers and the Guarantors, since December 27, 2008, none of the Issuers and the Guarantors or any officer, director or professional employee of any of the Issuers has engaged in any activities that are prohibited, or cause for the imposition of penalties or mandatory or permissive exclusion, under 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn or 1396b, 31 U.S.C. §§ 3729-3733, or the federal CHAMPUS/TRICARE statute (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such Laws or related Laws, or under any criminal Laws relating to health care services or payments, or that are prohibited by rules of professional conduct except such activities as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(iii) Except as otherwise disclosed in the Pricing Disclosure Package, since January 1, 2001, to the knowledge of the Issuers and the Guarantors, (A) each of the Issuers and the Guarantors has timely filed all reports and billings required to be filed prior to the date hereof with respect to the Government Programs and Private Programs, all fiscal intermediaries and other insurance carriers and (B) all such reports and billings are complete and accurate in all material respects and have been prepared in compliance in all material respects with all applicable Laws, regulations, rules, manuals and guidance governing reimbursement and claims, except where the failure to comply with any of the foregoing in this subparagraph (iii) would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package, the Issuers and the Guarantors have paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments that have become due pursuant to such reports and billings, except those payments for which the failure to pay which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package, to their knowledge, the Issuers and the Guarantors have not claimed or received reimbursements from Government Programs or Private Programs in excess of amounts permitted by Law, and have no liability or obligation of any kind, whether accrued, contingent, absolute, inchoate or otherwise, whether due or to become due, under any Government Program or Private Program for any material refund, overpayment, discount or adjustment that would reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package, there are no pending appeals, adjustments, challenges, audits, inquiries, litigation or written notices of intent to audit with respect to such prior reports or billings, and during the last three years none of the Issuers or the Guarantors has been audited, or otherwise examined by any Government Program or Private Program, except when such pending appeals, adjustments, challenges, audits, inquiries, litigation or written notices of intent to audit with respect to such prior reports or billings would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change.

(iv) None of the Issuers or the Guarantors (A) is a party to any corporate integrity agreement or similar memorandum of understanding with any Governmental Entity, (B) is subject to any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by any Governmental Entity or (C) has adopted any board resolutions at the request of any Governmental Entity, in each case that restricts the conduct of its business in any material adverse manner or that impacts upon the management or operation of its business in any material adverse manner (collectively, “Company Regulatory Agreements”). To the knowledge of the Issuers and the Guarantors, none of the Issuers or the Guarantors has been advised by any Governmental Entity that such Governmental Entity is considering issuing or requesting any Company Regulatory Agreement.

(hh)

Except as otherwise disclosed in the Pricing Disclosure Package, the Issuers and the Guarantors have filed all material federal, state and foreign income and franchise tax returns, if any such returns were required to be filed, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package, each of the Issuers and the Guarantors has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(z) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of any of the Issuers or the Guarantors has not been finally determined, except with respect to such charges, accruals and reserves the failure of which to make would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(ii)	The Issuers and the Guarantors are insured by institutions with policies in such amounts and with such deductibles and policy limits and covering such risks as are generally deemed adequate, appropriate and customary for their businesses. None of the Issuers and the Guarantors has any reason to believe that they will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain adequate and comparable coverage from similar institutions as may be reasonably necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package, to their knowledge, none of the Issuers and the Guarantors has been denied any insurance coverage which it has sought or for which it has applied and there are no claims by the Issuers or the Guarantors under any current insurance policy as to which any insurance company or institution is denying liability or coverage or defending under a reservation of rights clause, other than such claims which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(jj)	The Issuers and the Guarantors and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(kk)

Except as otherwise disclosed in the Pricing Disclosure Package or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) the Issuers and the Guarantors have all permits, authorizations and approvals required under any applicable Environmental Laws (as defined below) and are in compliance with their requirements; (ii) none of the Issuers and the Guarantors is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”); and (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which any of the Issuers or the Guarantors has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by any of the Issuers or the Guarantors, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Issuers and the Guarantors, threatened against any of the Issuers and the Guarantors or any person or entity whose liability for any Environmental Claim any of the Issuers and the Guarantors has retained or assumed either contractually or by operation of law.

(ll)	Except as otherwise disclosed in the Pricing Disclosure Package, each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), established or maintained by any of the Issuers and the Guarantors or their ERISA Affiliates (as defined below) (“Employee Benefit Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Issuers or the Guarantors, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, (the “Code”) of which any of the Issuers and the Guarantors are a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan. No Employee Benefit Plan, if terminated, would have an “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA). None of the Issuers and the Guarantors, nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Benefit Plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code, in each case except as would not reasonably be expected to result in a Material Adverse Change. Each Employee Benefit Plan that is intended to be qualified in all material respects under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, in each case except as would not be reasonably expected to result in a Material Adverse Change.

(mm)	Except as otherwise disclosed in the Pricing Disclosure Package, no relationship, direct or indirect, exists between or among any of the Issuers or the Guarantors, on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them, on the other hand, which would be required to be included in the Preliminary Offering Circular by the Act or by the rules and regulations enacted thereunder if the Preliminary Offering Circular were a registration statement on Form S-l.

(nn)

The operations of the Issuers and the Guarantors are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers or the Guarantors with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers and the Guarantors, currently threatened.

(oo)	None of the Issuers and the Guarantors nor, to the knowledge of the Issuers and the Guarantors, any director, officer, agent, employee or affiliate of any of the Issuers and the Guarantors is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(pp)	The Issuers and the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Representatives, their affiliates or agents, as to whom the Issuers and the Guarantors make no representation) have complied in all material respects with and will comply in all material respects with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Preliminary Offering Circular will contain the disclosure required by Rule 902.

2.	Subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 95.117% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Purchaser in Schedule I hereto. The Issuers’ obligations under this Section 2 shall be subject to the satisfaction or waiver by the Issuers of the following conditions precedent: (i) the Credit Agreement Amendment shall have been executed and delivered by all parties thereto other than the Issuers and the Guarantors, and (ii) all conditions precedent to the Tender Offers (other than the availability of the proceeds of the sale of the Notes) shall have been satisfied or waived as provided in the Offer to Purchase.

3.	Upon the authorization by the Issuers of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Issuers and the Guarantors that:

(a)	It will offer and sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A under the Act or (ii) non-U.S. persons outside the United States to whom it reasonably believes offers and sales of Securities may be made in reliance upon Regulation S under the Act upon the terms and conditions set forth in Annex I to this Agreement;

(b)	It is an Institutional Accredited Investor;

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

4.	(a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Issuers with The Depository Trust Company (“DTC”) or its designated custodian. The Issuers will deliver the Securities to the Representatives for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Issuers will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery at the office of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 7, 2009 or such other time and date as Goldman, Sachs & Co. and the Company agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b)	The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(p) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Issuers and the Guarantors, jointly and severally, agree with each of the Purchasers:

(a)	To prepare the Offering Circular in a form approved by you (such approval not to be unreasonably withheld); not to make any amendment or supplement to the Offering Circular which shall reasonably be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Securities, provided that in connection therewith none of the Issuers and the Guarantors shall be required to qualify as a foreign corporation (or otherwise) or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then subject;

(c)	To furnish the Purchasers with written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of six months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your reasonable request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder, any securities of any of the Issuers that are substantially similar to the Securities without the prior written consent of the Representatives;

(e)	Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	During the period of one year after the Time of Delivery, the Issuers and the Guarantors will not, and will not permit any of their respective “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 under the Act that have been reacquired by any of them, unless (a) such Securities are sold pursuant to a registration statement which is effective under the Act or (b) in the opinion of counsel, the buyer of such Securities is not acquiring “restricted securities” under Rule 144 under the Act; and

(j)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds.”

6.	(a) The Issuers represent and agree that, without the prior consent of the Representatives (such consent not to be unreasonably withheld) they have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(b)	Each Purchaser represents and agrees that, without the prior consent of the Issuers and the Guarantors (such consent not to be unreasonably withheld), other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, that would be required to be filed if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(c)	Any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Issuers, the Guarantors and the Representatives is listed on Schedule II(b) hereto.

7.	The Issuers and the Guarantors covenant and agree with the several Purchasers that the Issuers and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuers’ and the Guarantors’ counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers (which shall, for the avoidance of doubt, not include any expenses of the Purchasers or any expenses or fees of their counsel); (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Security Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (which shall, for the avoidance of doubt, not include any expenses of the Purchasers or any expenses or fees of their counsel); (iii) all reasonable and documented expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Issuers and the Guarantors herein are, at and as of the Time of Delivery, true and correct in all material respects (as to any representation or warranty that is not already qualified as to materiality or Material Adverse Change), the condition that the Issuers and the Guarantors shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Cahill Gordon & Reindel LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as it may reasonably request to enable it to pass upon such matters;

(b)	Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Issuers and the Guarantors, shall have furnished to you, as of the Time of Delivery, (x) its opinion, substantially to the effect set forth in Exhibit A-1 and (y) its disclosure letter, substantially to the effect set forth in Exhibit A-2;

(c)	Phillip A. Bradley, Esq., General Counsel of the Issuers and the Guarantors, shall have furnished to you, as of the Time of Delivery, an opinion substantially to the effect set forth in Exhibit B;

(d)	Benesch, Friedlander, Coplan & Aronoff LLP, special healthcare counsel to the Issuers and the Guarantors, shall have furnished to you, as of the Time of Delivery, its opinion, substantially to the effect set forth in Exhibit C;

(e)	Littler Mendelson, P.C. special labor counsel to the Issuers and the Guarantors, shall have furnished to you, as of the Time of Delivery, its opinion, substantially to the effect set forth in Exhibit D;

(f)	On the date of the Offering Circular and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g)

(i) None of the Issuers and the Guarantors shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock or long-term debt of the Issuers or the Guarantors or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Issuers and the Guarantors, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(h)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Issuers’ or the Guarantors’ debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuers’ or the Guarantors’ debt securities;

(i)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(j)	The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Issuers;

(k)	At the Time of Delivery, the Purchasers shall have received fully executed copies of the Security Documents and other documents reasonably requested by the Purchasers relating thereto;

(l)	At the Time of Delivery, the Purchasers shall have received a fully executed copy of the acknowledgment from Bank of America, N.A. pursuant to the Intercreditor Agreement;

(m)	At the Time of Delivery, the Purchasers shall have received a fully executed copy of the Collateral Agency Agreement;

(n)	At the Time of Delivery, in accordance with the terms of the Indenture and the applicable Security Documents, the Trustee for the benefit of the holders of the Notes shall have received documentation in form and substance reasonably satisfactory to the Purchasers evidencing the valid and perfected security interests in the Collateral as contemplated herein and in the Pricing Disclosure Package; and

(o)	The Issuers and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of an officer of the Company satisfactory to you as to the accuracy in all material respects (as to any statement that is not already qualified to materiality or Material Adverse Change) of the representations and warranties of the Issuers and the Guarantors herein at and as of such Time of Delivery, as to the performance in all material respects by the Issuers and the Guarantors of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (g) and (h) of this Section.

(p)	At the Time of Delivery, the Equity Investment shall have been completed.

(q)	At the Time of Delivery, the Credit Agreement Amendment shall have been entered into by the parties thereto, and the Credit Agreement as amended shall be in full force and effect.

(r)	Upon receipt of the net proceeds from the offering of the Notes as contemplated by Section 2, the Issuers shall have (i) subject to the terms and conditions of the Tender Offers, accepted for payment the Existing Senior Secured Notes tendered in the Tender Offers prior to the Time of Delivery (and the Issuers shall thereafter promptly pay for such Existing Senior Secured Notes), (ii) the Issuers shall have irrevocably called for redemption in accordance with the terms of the indenture governing the Existing Senior Secured Notes, the entire remaining principal amount of the Existing Senior Secured Notes not accepted for payment pursuant to clause (i) above and (iii) the Issuers shall have deposited with the trustee under the indenture governing the Existing Senior Secured Indenture an amount sufficient to pay the principal amount and interest and premium, if any, on the Existing Senior Secured Notes and all the other requirements of the indenture governing the Existing Senior Secured Notes shall have been met in order to effect the satisfaction and discharge of the indenture governing the Existing Senior Secured Notes.

9.

(a) The Issuers and the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any reasonable and documented legal or other expenses incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuers and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Issuers and the Guarantors by any Purchaser through the Representatives expressly for use therein.

(b)	Each Purchaser will, severally and not jointly, indemnify and hold harmless the Issuers and the Guarantors against any losses, claims, damages or liabilities to which the Issuers and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and will reimburse the Issuers and the Guarantors for any reasonable and documented legal or other expenses incurred by the Issuers and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal fees and expenses of other counsel subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to employ counsel reasonably satisfactory to such indemnified party in a timely manner, or (iii) the indemnified party shall have been advised by counsel that there are actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party are inconsistent with or additional to those available to the indemnifying party, provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be required to indemnify the indemnified party under this Section 9 for any amount paid or payable by the indemnified party in connection with the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d)

If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the

Issuers and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers and the Guarantors bear to the total underwriting discounts and commissions received by the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)	The obligations of the Issuers and the Guarantors under this Section 9 shall be in addition to any liability which the Issuers and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuers and the Guarantors and to each person, if any, who controls the Issuers and the Guarantors within the meaning of the Act.

10.

(a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Issuers and the Guarantors shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Issuers and the Guarantors that you have so arranged for the purchase of such Securities, or the Issuers and the Guarantors notify you that they have so arranged for the purchase of such Securities, you or the Issuers and the Guarantors shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Issuers and the Guarantors agree to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you, the Issuers and the Guarantors as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers and the Guarantors shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you, the Issuers and the Guarantors as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers and the Guarantors shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Issuers and the Guarantors, except for the expenses to be borne by the Issuers, the Guarantors and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Issuers and the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Issuers and the Guarantors, or any officer or director or controlling person of the Issuers and the Guarantors, and shall survive delivery of and payment for the Securities.

12.	If this Agreement shall be terminated pursuant to Section 10 hereof, the Issuers and the Guarantors shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Issuers and the Guarantors as provided herein, the Issuers and the Guarantors will, jointly and severally, reimburse the Purchasers through you for all reasonable and documented expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Issuers and the Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, the Representatives shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representatives jointly or by either Goldman Sachs & Co. or Banc of America Securities LLC, on behalf of the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department, and Banc of America Securities LLC, One Bryant Park 10010, Attention: Legal Department; and if to the Issuers shall be delivered or sent by mail, telex or facsimile transmission addressed to the Issuers at 440 Ninth Avenue, New York, New York 10001, facsimile number (212) 594-0832, Attention: Phillip A. Bradley, Esq., General Counsel, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, facsimile number (212) 492-0052, Attention: Lawrence G. Wee, Esq. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Issuers and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Issuers and the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Issuers and the Guarantors and each person who controls the Issuers and the Guarantors or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.

The Issuers and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Issuers or the Guarantors, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Issuers or the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Issuers or the Guarantors on other matters) or any other obligation to the Issuers and the Guarantors except the obligations expressly set forth in this Agreement and (iv) the Issuers and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Issuers and the Guarantors agree that they will not claim that the Purchasers, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Issuers and the Guarantors, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Guarantors and the Purchasers, or any of them, with respect to the subject matter hereof.

18.	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

19.	Each of the Issuers, the Guarantors and the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.	Notwithstanding anything herein to the contrary, the Issuers and the Guarantors (and the employees, representatives and other agents of the Issuers and the Guarantors) are authorized to disclose to any and all persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Issuers and the Guarantors relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Issuers and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Issuers and the Guarantors for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

DUANE READE INC.

By:	/s/ John Henry
	Name:	John Henry
	Title:	Senior Vice President

DUANE READE, a New York general partnership

By:	Duane Reade Inc., as general partner

By:	/s/ John Henry
	Name:	John Henry
	Title:	Senior Vice President

By:	DRI I Inc., as general partner

By:	/s/ John Henry
	Name:	John Henry
	Title:	Treasurer

DUANE READE HOLDINGS, INC., a Delaware corporation

By:	/s/ John Henry
	Name:	John Henry
	Title:	Senior Vice President

DRI I Inc., a Delaware corporation

By:	/s/ John Henry
	Name:	John Henry
	Title:	Treasurer

DUANE READE INTERNATIONAL, LLC, a Delaware limited liability company

By:	/s/ Phillip Bradley
	Name:	Phillip Bradley
	Title:	Manager

DUANE READE REALTY, INC., a Delaware corporation

By:	/s/ John Henry
	Name:	John Henry
	Title:	Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

On behalf of each of the Purchasers

Accepted as of the date hereof:

Banc of America Securities LLC

By:	/s/ Aaron Peyton
	Name:	Aaron Peyton
	Title:	Principal

On behalf of each of the Purchasers

SCHEDULE I

Purchaser	Principal Amount of Notes to Be Purchased
Goldman, Sachs & Co.	$174,000,000
Banc of America Securities LLC	$116,000,000

Total	$290,000,000

Sched. I-1

SCHEDULE II

(a)	Additional Documents Incorporated by Reference:

None.

(b)	Approved Supplemental Disclosure Documents:

1. Supplement dated July 29, 2009 to Preliminary Offering Circular dated July 15, 2009

2. Pricing Supplement dated July 31, 2009 to Preliminary Offering Circular dated July 15, 2009, as supplemented by the Supplement dated July 29, 2009

Sched. II-1

SCHEDULE III

Pricing Supplement dated July 31, 2009 to

Preliminary Offering Circular dated July 15, 2009, as supplemented by the Supplement dated July 29, 2009 of

DUANE READE INC. and DUANE READE

11.75% Senior Secured Notes due 2015

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Circular dated July 15, 2009 (as supplemented by that certain Supplement dated July 29, 2009, “the Preliminary Offering Circular”). The information in this Pricing Supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. Terms used herein and not defined herein have the meanings assigned in the Preliminary Offering Circular.

Title: 11.75% Senior Secured Notes due 2015

Aggregate Principal Amount Offered: $300,000,000

Issuers: Duane Reade Inc. (the “Company”) and Duane Reade (“Duane Reade GP”)

Price to Public: 97.417%

Trade Date: July 31, 2009

Settlement Date: August 7, 2009 (T+5)

The Issuers expect that delivery of the Notes will be made to investors on or about August 7, 2009, which will be the fifth business day following the date of this offering circular (such settlement being referred to as “T+5”). Under Rule 15c6-l under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Initial Purchasers: Goldman, Sachs & Co. and Banc of America Securities LLC

Maturity Date: August 1, 2015

Coupon: 11.750%

Yield: 12.375%

Sched. III-1

Gross Proceeds to the Issuers: $292,251,000

Interest Payment Dates: February 1 and August 1

First Interest Payment Date: February 1, 2010

Record Dates: January 15 and July 15

Change of Control: 101%

Optional Redemption:

After August 1, 2012, the Company and Duane Reade GP may, from time to time, redeem all or a part of the Senior Secured Notes upon not less than 30 nor more than 90 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Redemption Price
2012	105.875%
2013	102.938%
2014 and thereafter	100.000%

In addition, at any time prior to August 1, 2012 the Company, DRS LLC or Duane Reade Holdings, Inc. (“Holdings”), at the Company’s option, may use the net proceeds of one or more Equity Offerings to redeem on one or more occasions up to an aggregate of 35% of the aggregate principal amount of Senior Secured Notes issued under the Senior Secured Indenture (including the principal amount of any Additional Senior Secured Notes issued under the Senior Secured Indenture but without duplication with respect to Senior Secured Exchange Notes) at a redemption price equal to 111.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date); provided that if the proceeds of an Equity Offering are used for redemption, all of such proceeds are first contributed to the equity capital of the Company on a non-recourse basis. At least 65% of the aggregate principal amount of Senior Secured Notes (including the principal amount of any Additional Senior Secured Notes issued under the Senior Secured Indenture but without duplication with respect to Senior Secured Exchange Notes) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company, DRS LLC or Holdings, as the case may be, must complete such redemption within 90 days after the closing of the Equity Offering.

In addition, prior to August 1, 2012, the Company and Duane Reade GP may redeem the Senior Secured Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of Senior Secured Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any Senior Secured Note on any redemption date or date of deposit of funds, as the case may be (the “Relevant Date”), the greater of:

(1) 1.0% of the principal amount of such Senior Secured Note; and

(2) the excess, if any, of (a) the present value at such Relevant Date of (i) the redemption price of such Senior Secured Note on August 1, 2012, plus (ii) all required interest payments due on such Senior Secured Note through August 1, 2012 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such Relevant Date plus 50 basis points; over (b) the principal amount of such Senior Secured Note.

“Treasury Rate” means, as of any Relevant Date, the yield to maturity as of such Relevant Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Relevant Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Relevant Date to August 1, 2012; provided, however, that if the period from the Relevant Date to August 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

CUSIP/ISIN Numbers:	144A CUSIP: 263578 AK2
144A ISIN: US263578AK28

Reg. S CUSIP: U26475 AD2
Reg. S ISIN: USU26475AD25

Distribution: 144A/Reg. S with registration rights as set forth in the Preliminary Offering Circular

Changes to the Preliminary Offering Circular:

1) The following text shall be inserted as the final paragraph under the caption “Summary—Offers to Purchase Existing Senior Secured Notes and Existing Senior Subordinated Notes” (page 10):

The consent payment deadline for the Offers to Purchase expired at 11:59 p.m., New York City time, on July 30, 2009 (the “Consent Payment Deadline”). At the Consent Payment Deadline, holders of approximately 97.6% of the outstanding aggregate principal amount of the Existing Senior Secured Notes and 73.5% of the outstanding aggregate principal amount of the Existing Senior Subordinated Notes tendered their Existing Notes in the Offers to Purchase and consented to the proposed amendments to the indentures governing the Existing Notes. Supplemental indentures reflecting those proposed amendments have been signed, so withdrawal rights with respect to all tendered Existing Notes have expired. Holders who tendered their

Existing Notes prior to the Consent Payment Deadline will be entitled to receive the consent payments described above. Holders who tender their Existing Notes after the Consent Payment Deadline will not be entitled to receive such consent payments. If less than 100% of the Existing Senior Secured Notes have been tendered into the Offers to Purchase as of the closing date of this offering, the Issuers intend to call any remaining Existing Senior Secured Notes for redemption pursuant to the optional redemption provisions in the indenture governing the Existing Senior Secured Notes in order to satisfy and discharge such indenture and release all of the collateral securing the Existing Senior Secured Notes.

2) The last paragraph under the caption “Plan of Distribution” is amended and restated in its entirety to read as follows:

Accounts associated with Oak Hill will purchase $10.0 million aggregate principal amount of the Notes at a discount from the applicable offering price. The purchase by such accounts will be conditioned upon and will close subsequent to the closing of the sale to the Initial Purchasers of the Notes purchased by them.

Other financial information presented in the Preliminary Offering Circular is deemed to have changed to the extent affected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Circular for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, and outside the United States solely to non-U.S. persons as defined under Regulation S in accordance with the applicable provisions of Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

A copy of the Preliminary Offering Circular for the offering can be obtained from your Goldman, Sachs & Co. salesperson or Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004 Attention: Prospectus Department (866-471-2526).

SCHEDULE IV

Subsidiary Guarantors

1.	DRI I Inc.

2.	Duane Reade International, LLC

3.	Duane Reade Realty Inc.

Sched. IV-1

SCHEDULE V

Foreign Qualifications

Duane Reade Inc. - New York and New Jersey

DRI I Inc. - New York and New Jersey

Duane Reade Realty, Inc. - New York and New Jersey

Sched. V-1

Exhibit A-1

Form of Legal Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP to be delivered at the

Time of Delivery

[            ], 2009

Goldman, Sachs & Co.

Banc of America Securities LLC

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

We have acted as special outside counsel to Duane Reade Holdings, Inc., a Delaware corporation (“Holdings”), Duane Reade Inc., a Delaware corporation (the “Company”), Duane Reade, a New York general partnership (“Duane Reade” and, together with the Company, the “Issuers”), and DRI I Inc., a Delaware corporation (“DRI”), Duane Reade International, LLC, a Delaware limited liability company (“Duane Reade International”), and Duane Reade Realty, Inc., a Delaware corporation (“Duane Reade Realty” and, together with Holdings, DRI and Duane Reade International, the “Guarantors” and, together with the Issuers, the “Principal Parties”), in connection with the Issuers’ issuance and sale of $300,000,000 principal amount of 11.75% Senior Secured Notes due 2015 (the “Notes”) pursuant to (i) the Purchase Agreement, dated as of [            ], 2009 (the “Purchase Agreement”), among the Purchasers named on Schedule I thereof (the “Purchasers”), the Issuers and the Guarantors,

A-1-1

relating to the issuance and sale of $290,000,000 aggregate principal amount of the Notes and (ii) the Purchase Agreement, dated as of [            ], 2009, among the Purchasers, the Issuers and the Guarantors, relating to the subsequent issuance and sale of $10,000,000 aggregate principal amount of the Notes (the “Investor Purchase Agreement” and, together with the Purchase Agreement, the “Purchase Agreements”). The Notes are to be issued under the Indenture, dated as of [            ], 2009 (the “Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”) and as Collateral Agent (as defined below). This opinion is being furnished at the request of the Issuers and the Guarantors as contemplated by Section 8(b) of the Purchase Agreements. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase Agreement.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Purchase Agreement;

2,	the Investor Purchase Agreement;

3.	the Indenture;

4.	the Registration Rights Agreement, dated as of [ ], 2009 (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the Purchasers;

5.	the Notes issued on the date of this letter (including the guarantees endorsed thereon (the “Guarantees”));

6.	the Preliminary Offering Circular regarding the Notes, dated July 15, 2009, as supplemented by the Supplement, dated July 29, 2009 (including the documents incorporated by reference therein, the “Preliminary Offering Circular”);

7.	the Offering Circular regarding the Notes, dated July [ ], 2009 (including the documents incorporated by reference therein, the “Offering Circular”);

A-1-2

8.	the Pledge Agreement by and among the Issuers, the Guarantors and U.S. Bank National Association, as the collateral agent (the “Collateral Agent”), dated as of the Closing Date (the “Pledge Agreement”);

9.	the Security Agreement by and among the Issuers, the Guarantors and the Collateral Agent, dated as of the Closing Date (the “Security Agreement”);

10.	the Grant of Security Interest in trademarks in favor of the Collateral Agent by Duane Reade International, LLC, delivered pursuant to the Security Agreement (the “IP Grant”);

11.	the Intercreditor Agreement, dated as of July 30, 2004 between the Collateral Agent (as successor to Bank of America, N.A.) and Bank of America, N.A. (f/k/a Fleet National Bank), as agent (the “Revolving Credit Agent”), and the other parties thereto (the “Intercreditor Agreement”);

12.	the Intercreditor and Collateral Agency Agreement by and among the Issuers, the Guarantors and the Collateral Agent, dated as of the Closing Date (the “Collateral Agency Agreement”); and

13.	the Blocked Account Service Agreement, dated as of July 30, 2004, by and among Duane Reade, Duane Reade International, LLC (f/k/a Duane Reade International, Inc.), the Collateral Agent (as successor to Bank of America, N.A.), the Revolving Credit Agent (as successor to Fleet Retail Group, Inc.) and Bank of America, N.A. (f/k/a Fleet National Bank), as account bank thereunder (the “Blocked Account Service Agreement”).

We refer to the Pledge Agreement, the Security Agreement, the IP Grant, the Blocked Account Service Agreement and the Collateral Agency Agreement, collectively, as the “Security Documents.” We refer to the Purchase Agreements, the Notes, the Guarantees, the Indenture, the Registration Rights Agreement, the Security Documents and the Intercreditor Agreement, collectively, as the “Transaction Documents.”

In addition, we have examined: (i) such corporate, limited liability company or partnership records, as applicable, of the Issuers and the Guarantors that we have considered appropriate, including a copy of the certificate of incorporation or formation, as applicable, in each case as amended, and the by-laws, limited liability company operating agreement or

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partnership agreement, as applicable, in each case as amended, of each of the Issuers and the Guarantors, certified by the Company, Duane Reade or each of the Guarantors, as applicable, as in effect on the date of this letter (collectively, the “Charter Documents”) and copies of resolutions of the board of directors, the board of managers or the general partners, as applicable, of each of the Issuers and the Guarantors and resolutions of the Pricing Committee of the board of directors of the Company, in each case relating to the issuance of the Notes and the Guarantees, each certified by the Company, Duane Reade or each of the Guarantors, as applicable; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Issuers and the Guarantors, the factual matters contained in the representations and warranties of the Issuers and the Guarantors made in the Purchase Agreements and the Security Documents and upon certificates of public officials and the officers of the Issuers and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, that (i) the Purchasers have complied with all of their agreements arising under the Registration Rights Agreement; (ii) the Registration Rights Agreement has been duly authorized and executed by,

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and represents a legal, valid and binding obligation of, the Purchasers; (iii) the Indenture has been duly authorized and executed by, and represents a legal, valid and binding obligation of, the Trustee; (iv) the Notes have been duly authenticated by the Trustee in the manner described in the certificate of the Trustee delivered to you today; (v) the Blocked Account Service Agreement has been duly authorized, executed and delivered by the Principal Parties party thereto; and (vi) each of the Security Documents and the Intercreditor Agreement has been duly authorized and executed by, and represents a legal, valid and binding obligation of, each party thereto other than the Principal Parties.

Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Issuers and the Guarantors in connection with the Purchase Agreements and without any independent verification.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Company and each Guarantor have been duly incorporated (in the case of a corporation) or duly formed (in the case of a limited liability company), as applicable, and are validly existing and in good standing under the laws of the State of Delaware. Duane Reade is a general partnership in good standing under the laws of the State of New York.

2. Each Issuer and Guarantor has all necessary corporate, limited liability company or general partnership power and authority, as applicable, to execute, deliver and perform its obligations under (in each case, to the extent a party thereto) the Purchase Agreements, the Registration Rights Agreement, the Indenture, the Notes, the Guarantees and the Security Documents.

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3. Each of the Purchase Agreements has been duly authorized, executed and delivered by each of the Issuers and the Guarantors.

4. The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and the Guarantors. The Registration Rights Agreement is a valid and legally binding obligation of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms, except that enforceability thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable.

5. The Indenture has been duly authorized, executed and delivered by each of the Issuers and the Guarantors. The Indenture is a valid and legally binding obligation of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms, except that enforceability thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to the description thereof in the Offering Circular. The Indenture conforms in all material respects with the requirements of the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

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6. The Notes have been duly authorized by each of the Issuers and, when duly issued and delivered by the Issuers against payment as provided in the Purchase Agreements, will constitute valid and legally binding obligations of each Issuer, entitled to the benefits of the Indenture and enforceable against such Issuer in accordance with their terms, except that enforceability thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Notes conform in all material respects to the description thereof in the Offering Circular.

7. Each Guarantor has duly authorized its Guarantees of the Notes. When the Notes are duly issued and delivered by the Issuers against payment as provided in the Purchase Agreements, the Guarantees of each Guarantor will be valid and legally binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms, except that enforceability thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

8. Each Security Document (other than the IP Grant and the Blocked Account Service Agreement) has been duly authorized, executed and delivered by each Principal Party which is a party to it. Each Security Document (other than the IP Grant) constitutes a valid and binding agreement of such Principal Party, enforceable against such Principal Party in accordance with its terms, except that enforceability thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and except to the extent

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that the indemnification and contribution provisions of the Security Documents may be unenforceable. The Security Documents and the Intercreditor Agreement conform in all material respects to the descriptions thereof in the Offering Circular.

9. After giving effect to the issuance and sale of the Notes on the date of this letter, and assuming that the Collateral Agent has, at the date of this letter, possession of the certificates representing the capital stock of the Principal Parties listed on Schedule I to the Pledge Agreement (the “Pledged Stock”) in the State of New York, together with related stock powers which have been duly executed in blank by the Principal Parties that own the Pledged Stock, and maintains continuous possession of the Pledged Stock and stock powers in the State of New York, the Collateral Agent has a valid and perfected security interest, for the benefit of the Finance Parties (as defined in the Pledge Agreement), to secure the Finance Obligations (as defined in the Pledge Agreement) in all right, title and interest of those Principal Parties in and to the Pledged Stock (the “Pledged Stock Security Interest”). Assuming that, on the date of this letter, the Purchasers, the holders of the Notes, the Trustee and the Collateral Agent do not have notice of any adverse claim to the Pledged Stock, the Pledged Stock Security Interest has priority over any other security interest in the Pledged Stock which can be perfected under Article 9 of the Uniform Commercial Code of the State of New York (the “NY-UCC”).

10. After giving effect to the issuance and sale of the Notes on the date of this letter, each of the Security Agreement and the Pledge Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Finance Parties (as defined in the Security Agreement and the Pledge Agreement), to secure the Finance Obligations (as defined in the Security Agreement and the Pledge Agreement), in all right, title and interest of each of the Principal Parties in and to the Collateral (as defined in each of the Security Agreement and the

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Pledge Agreement), to the extent that a security interest can be created in such Collateral under Article 9 of the NY-UCC (the “Security Interest”). The UCC-1 financing statements listed on Schedule A to this letter (the “Principal Financing Statements”) are in appropriate form for filing. For Duane Reade, the Office of the Secretary of State of the State of New York is the office in the State of New York in which filings are required to perfect the Security Interest to the extent that it can be perfected by filing under the NY-UCC. For each Principal Party other than Duane Reade, the Office of the Secretary of State of the State of Delaware is the office in the State of Delaware in which filings are required to perfect the Security Interest to the extent that it can be perfected by filing under the Uniform Commercial Code of the State of Delaware (the “DE-UCC”). Assuming the Principal Financing Statements have been duly transmitted for filing to the Office of the Secretary of State of the State of New York or Delaware, as applicable, with the appropriate filing fees tendered, or duly accepted for filing by that Office, then to the extent that a security interest in the Collateral may be perfected by filing under the NY-UCC or the DE-UCC, as applicable, those filings have resulted in the perfection of the Security Interest.

11. (a) After giving effect to the issuance and sale of the Notes on the date of this letter, the Security Agreement and the IP Grant create a valid security interest in favor of the Collateral Agent, for the benefit of the Finance Parties (as defined in the Pledge Agreement) and the Collateral Agent, to secure the Finance Obligations (as defined in the Security Agreement), in all right, title and interest of the Principal Parties that are party to the IP Grant in and to the registered U.S. trademarks, the registration numbers of which are listed in Schedule A to the IP Grant (the “Trademark Collateral”), to the extent that Article 9 of the NY-UCC is applicable, assuming that each trademark that comprises the IP Collateral is valid, subsisting, in effect, unexpired and owned by the relevant Principal Party (the “IP Security Interest”).

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(b) For each Principal Party, assuming that (i) the IP Security Interest in the Trademark Collateral is a perfected security interest under the laws of the States in which each Principal Party is organized or, in the case of Duane Reade, its chief executive office is located, to the extent that such law governs the perfection of a security interest in the Trademark Collateral, (ii) the registration of each trademark has been duly effected and maintained in the United States Patent and Trademark Office (the “PTO”) under Title 15 of the United States Code, (iii) the IP Grant is duly acknowledged by the Principal Parties and properly filed with and recorded by the PTO, and payment is made of the required filing fees and charges, within three months after the date of its execution and (iv) each trademark that comprises the Trademark Collateral is valid, subsisting, in effect, unexpired and owned by the relevant Principal Party, the IP Security Interest will be a perfected security interest.

12. The statements in the Offering Circular under the caption “Certain U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

13. To our knowledge, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Issuers and the Guarantors under any Applicable Law for the issuance or sale of the Notes or the performance by the Issuers and the Guarantors of their obligations under the Purchase Agreements, the Registration Rights Agreement, the Indenture and the Security Documents, (i) except as may be required in connection with the registration of the Notes (including the Guarantees) and the securities offered in exchange therefor in exchange offers under the Registration Rights Agreement and (ii) except for filings of the IP Grant and/or

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any filings, authorizations or approvals as are specifically provided for in the Security Documents. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

14. The issuance and sale of the Notes by the Issuers, the issuance of the Guarantees by the Guarantors, the compliance by each of the Issuers and the Guarantors with all of the provisions of the Transaction Documents and the performance of their obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under the Intercreditor Agreement or any agreement, indenture or instrument to which any of the Issuers or the Guarantors is a party or is bound or to which any of the properties or assets of the Issuers or the Guarantors is subject that is filed as an exhibit to the Duane Reade Holdings, Inc. Annual Report on Form 10-K for the year ended December 27, 2008, filed on March 25, 2009 (the “Form 10-K”) or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except, in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this letter, the term “Applicable Law” means the General Corporation Law of the State of Delaware (the “GCL”) and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreements, other than the United States federal securities laws, any state securities or Blue Sky laws of the various states, anti-fraud laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. and any Healthcare Laws or Labor Laws, as to which we express no opinion) but without us having made any special

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investigation as to applicability of any specific rule or regulation. For the purposes of this opinion, the term “Healthcare Laws” means the laws, rules, regulations and policies described in the statements incorporated by reference in the Offering Circular from Item 1 of the Form 10-K under the caption “Government Regulation,” and the term “Labor Laws” means the laws, rules, regulations and policies relating to labor employment matters described in the statements incorporated by reference in the Offering Circular from Item 3 of the Form 10-K under the caption “Legal Proceedings.”

15. The Issuers and the Guarantors are not and, after giving effect to the offering and sale of the Notes will not be, required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

16. Assuming the accuracy of the Issuers’, the Guarantors’ and the Purchasers’ representations and warranties contained in the Purchase Agreements and compliance by the Issuers, the Guarantors and the Purchasers with their covenants contained in the Purchase Agreements, it is not necessary in connection with the offer, sale and delivery of the Notes (including the Guarantees) to the Purchasers under the Purchase Agreement or in connection with the initial resale of the Notes (including the Guarantees) by the Purchasers in accordance with Section 4 of the Purchase Agreement to register the Notes or the Guarantees under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we express no opinion as to any subsequent resale of the Notes.

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The opinions expressed above are also subject to the following assumptions, exceptions and qualifications:

(a) We express no opinion as to: (i) the enforceability of any provisions in the Transaction Documents purporting to preserve and maintain the liability of any party to the Guarantees despite the fact that the guaranteed debt is unenforceable due to illegality; (ii) the enforceability of any provisions contained in the Transaction Documents that purport to establish (or may be construed to establish) evidentiary standards; (iii) the enforceability of any provisions contained in the Transaction Documents that constitute waivers which are prohibited under Section 9-602 of the NY-UCC; (iv) the enforceability of forum selection clauses in the federal courts; (v) the validity, priority or enforceability of the trademarks that comprise the Trademark Collateral; (vi) the enforceability of any provision choosing a law other than the law of the State of New York; or (vii) set-off rights granted to participants.

(b) With respect to paragraphs 9, 10 and 11 above, we express no opinion as to: (i) any Principal Party’s right, title or interest in or to any Collateral; (ii) the perfection and effect of perfection or non-perfection of a security interest in the Collateral to the extent subject to any laws other than the laws of the State of New York, the DE-UCC (in the case of paragraph 10 above) and the laws of the United States of America (in the case of paragraph 11(b) above); (iii) the perfection of security interests in fixtures, as-extracted collateral, timber to be cut and ownership interests in real property cooperative organizations; or (iv) the creation, validity, perfection, priority or enforceability of any security interest sought to be created in any items of property to the extent that a security interest in them is excluded from the coverage of Article 9 of the NY-UCC or the DE-UCC. In addition, (x) except as specifically set forth in paragraphs 9, 10 and 11 above, we express no opinion as to the perfection of any security interest and (y) except as specifically set forth in paragraph 9 above, we express no opinion as to the priority of any security interest.

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(c) We wish to point out that in the case of proceeds (as defined in Article 9 of the NY-UCC or the DE-UCC, as applicable), the continuation of perfection of any security interest in them is limited to the extent set forth in Section 9-315 of the NY-UCC or the DE-UCC, as applicable.

(d) We call to your attention the fact that (i) Article 9 of the NY-UCC and the DE-UCC require the filing of continuation statements within the period of six months prior to the expiration of each five year period from the date of the original filing of financing statements in order to maintain the effectiveness of the filings referred to in this opinion, and (ii) additional filings may be necessary if any Principal Party changes its name, identity or corporate structure or the jurisdiction in which it is organized or, in the case of Duane Reade, in which its chief executive office is located.

(e) The enforceability of the Security Documents is subject to the qualification that certain remedial provisions of the Security Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not make the Security Documents invalid nor the remedies afforded by the Security Documents inadequate for the practical realization of the rights and benefits purported to be provided by the Security Documents except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and of the State of New York.

The opinions expressed above are limited to the laws of the State of New York, the GCL, the Limited Liability Company Act of the State of Delaware, the DE-UCC (in the case of paragraph 10 only) and the federal laws of the United States of America (in each case, other

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than the Healthcare Laws and Labor Laws). Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreements and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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Exhibit A-2

Form of Disclosure Letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP to be delivered at the Time of Delivery

[            ], 2009

Goldman, Sachs & Co.

Banc of America Securities LLC

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

We have acted as special outside counsel to Duane Reade Holdings, Inc., a Delaware corporation, Duane Reade Inc., a Delaware corporation (the “Company”), Duane Reade, a New York general partnership (“Duane Reade” and, together with the Company, the “Issuers”) and DRI I Inc., a Delaware corporation (“DRI”), Duane Reade International, LLC, a Delaware limited liability company (“Duane Reade International”), and Duane Reade Realty, Inc., a Delaware corporation (“Duane Reade Realty” and, together with Holdings, DRI and Duane Reade International, the “Guarantors”), in connection with the Issuers’ issuance and sale of $300,000,000 principal amount of 11.75% Senior Secured Notes due 2015 (the “Notes”) pursuant to (i) the Purchase Agreement, dated as of [            ], 2009 (the “Purchase Agreement”), among the Purchasers named on Schedule I thereof (the “Purchasers”), the Issuers and the Guarantors, relating to the issuance and sale of $290,000,000 aggregate principal amount

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of the Notes and (ii) the Purchase Agreement, dated as of [            ], 2009, among the Purchasers, the Issuers and the Guarantors, relating to the subsequent issuance and sale of $10,000,000 aggregate principal amount of the Notes (the “Investor Purchase Agreement” and, together with the Purchase Agreement, the “Purchase Agreements”). This letter is being furnished to you at the request of the Issuers and the Guarantors as provided by Section 8(b) of the Purchase Agreements and in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Purchase Agreements. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase Agreement.

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Preliminary Offering Circular regarding the Notes, dated July 15, 2009, as supplemented by the Supplement, dated July 29, 2009 (together with the documents incorporated by reference therein, the “Preliminary Offering Circular”) and the Offering Circular regarding the Notes, dated July [ ], 2009 (together with the documents incorporated by reference therein, the “Offering Circular”) are of a wholly or partially non-legal character or relate to legal matters outside the scope of the Opinion. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Preliminary Offering Circular, the Offering Circular or the documents incorporated by reference therein (other than as explicitly stated in paragraphs 5, 6, 8 and 12 of the Opinion).

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In the course of acting as special outside counsel to the Issuers in connection with the offering of the Notes, we have participated in conferences and telephone conversations with officers and other representatives of the Issuers and the independent registered public accountants for the Issuers during which conferences and conversations the contents of the Preliminary Offering Circular, the Offering Circular and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company and its subsidiaries), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) as of the Applicable Time, the Preliminary Offering Circular, [as amended and supplemented immediately prior to the Applicable Time,] when taken together with the Pricing Information (as defined below) (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, or included in or omitted from the Pricing Information, in each case, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) at the time the Offering Circular was issued or at the Time of Delivery, the Offering Circular (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not

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misleading; provided, however, we express no views regarding any statements made in the Preliminary Offering Circular or the Offering Circular or those documents incorporated by reference therein insofar as they relate to the Healthcare Laws or Labor Laws. For purposes of this letter, the term “Pricing Information” means the information set forth in Schedule III to the Purchase Agreements determined at the Applicable Time, and the terms “Healthcare Laws” and “Labor Laws” have the respective meanings assigned to them in the Opinion.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreements and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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Exhibit B

Form of Legal Opinion of General Counsel of the Issuers and the Guarantors to be delivered at the Time of Delivery

August __, 2009

Goldman, Sachs & Co.

Banc of America Securities LLC

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Duane Reade Holdings, Inc., a Delaware corporation (“Holdings”), which is the parent company of Duane Reade Inc., a Delaware corporation (the “Company”), Duane Reade, a New York general partnership (“Duane Reade” and, together with the Company, the “Issuers”), and DRI I Inc., a Delaware corporation (“DRI”), Duane Reade International, LLC, a Delaware limited liability company (“Duane Reade International”), and Duane Reade Realty, Inc., a Delaware corporation (“Duane Reade Realty” and, together with Holdings, DRI and Duane Reade International, the “Guarantors”). I am furnishing this opinion as contemplated by: (i) Section 8(c) of the Purchase Agreement, dated as of [            ], 2009 (the “Purchase Agreement”), among the Purchasers named on Schedule I thereof (the “Purchasers”), the Issuers and the Guarantors, relating to the issuance and sale of $290,000,000 aggregate principal amount of the Issuers’ [    ]% Senior Secured Notes due 2015 (the “Notes”) and (ii) Section 8(c) of the Purchase Agreement, dated as of [            ], 2009, among the Purchasers, the Issuers and the Guarantors, relating to the subsequent issuance and sale of $10,000,000 aggregate principal amount of the Notes (the

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“Investor Purchase Agreement” and, together with the Purchase Agreement, the “Purchase Agreements”). Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase Agreement.

In connection with the furnishing of this opinion, I have examined the Offering Circular. In addition, I have examined such other certificates, agreements and documents as I deemed relevant and necessary as a basis for my opinions below. I have also relied upon oral and written statements of officers and representatives of the Issuers and the Guarantors and of outside counsel to the Issuers and the Guarantors.

In my examination of the documents referred to above, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by me, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, I am of the opinion that, to my knowledge, and other than as set forth in or contemplated by the Pricing Disclosure Package, there are no legal proceedings pending or currently threatened in writing against the Issuers or the Guarantors which could reasonably be expected to have a material adverse effect on the Issuers and the Guarantors, taken as a whole, or could reasonably be expected to materially impair their ability to perform their obligations under the Transaction Documents.

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The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. My opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by me solely for your benefit in connection with the transactions referred to in the Purchase Agreements and may not be circulated to, or relied upon by, any other person without my prior written consent.

Very truly yours,

Phillip A. Bradley, Esq.

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Exhibit C

Form of Legal Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, dated the Time of

Delivery

August __, 2009

Goldman, Sachs & Co.

Banc of America Securities LLC

c/o Goldman, Sachs & Co.

85 Broad Street,

New York, New York 10004

Ladies and Gentlemen:

We have acted as special healthcare counsel for Duane Reade, Inc., a Delaware corporation (the “Company”), and Duane Reade, a New York general partnership and subsidiary of the Company (“Duane Reade GP”, and together with the Company, the “Issuers”) and DRI I, Inc., a Delaware corporation, Duane Reade International, Inc., a Delaware corporation and Duane Reade Realty, Inc., a Delaware corporation (collectively, the “Guarantors”) in connection with the offering of an aggregate of $300,000,000 principal amount of [            ]% Senior Secured Notes due 2015 of the Issuers (the “Notes”) and in the issuance of related guaranties by the Guarantors (the “Guaranties” and together with the Notes, the “Securities”) pursuant to the Offering Circular prepared by the Issuers and Guarantors (the “Offering Circular”) and the Purchase Agreements to be entered into among (i) the Issuers, and the Guarantors and Goldman and Sachs & Co. and Banc of America Securities LLC (the “Initial Purchasers”) (the “Purchase Agreement”) and (ii) the Issuers, the Guarantors and the Initial Purchasers (the “Investor Purchase Agreement”, and together with the Purchase Agreement, the “Purchase Agreements”). This letter is furnished to you pursuant to Section 8(d) of the Purchase Agreements and refers to statements in the Offering Circular. All capitalized terms used herein that are defined in, or by reference in, the Purchase Agreements have the meanings assigned to such terms therein, unless otherwise defined herein.

In connection with our acting as hereinabove described, we have examined and relied on drafts of the writings, without complete exhibits or schedules, identified in the following clauses (i) through (iv), inclusive.

(i)	The Offering Circular,

(ii)	The Purchase Agreements;

(iii)	The Notes; and

(iv)	The Indenture.

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The writings identified in the foregoing clauses (i) through (iv), inclusive, are collectively referred to herein as the “Transaction Documents” and each of the Transaction Documents is sometimes referred to individually as a “Transaction Document.”

In connection with our acting as hereinabove described, we have also examined and relied upon copies, identified to our satisfaction as being true copies, of the following:

Duane Reade Holdings, Inc. Annual Report on Form 10-K for the year ended December 27, 2008 (“Company 10-K”).

In rendering the opinions expressed in this letter, we have assumed without any independent investigation on our part (A) that the Transaction Documents reflect the complete understanding and agreement of the parties thereto with respect to the subject matter of these documents; and (B) that, prior to the closing of the transactions contemplated in the Transaction Documents, the Issuers and the Guarantors have operated in compliance with the Healthcare Laws (as defined herein). As to facts material to the opinions expressed in this letter, we have relied on, and assume to be complete and correct, in all material respects, the description of the business of the Company in the Offering Circular (other than those statements referred to in opinion 1 below as to which no such assumption is made) and on the representations, warranties and agreements of the parties to the Transaction Documents contained therein. We are also relying upon an Officer’s Certificate to the Opinion of Benesch, Friedlander, Coplan & Aronoff LLP (the “Officer’s Certificate”), dated as of the Time of Delivery, issued by Phillip Bradley, Esq., as Senior Vice President and General Counsel of each of the Issuers, and we assume the statements therein to be complete and correct in all respects.

Whenever we indicate that our opinion is based upon our knowledge or based on a matter to our attention or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Issuers in connection with the Purchase Agreement and without any independent verification.

We express no opinion in this letter concerning any law other than:

(a) (i) Title 18 of the Social Security Act (Medicare) and codified at 42 U.S.C. §1395, et seq.;

(ii) Title 19 of the Social Security Act (Medicaid) and codified at 42 U.S.C. §1396, et seq.;

(iii) Medicare Prescription Drug Improvement and Modernization Act (P.L. 108-173);

(iv) The Federal False Claims Act (31 U.S.C. §§3729-3733);

(v) Social Security Act Section 1128(B)(b) codified at 42 U.S.C. §1320a-7b(b) (anti-kickback);

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(vi) Social Security Act Section 1877 codified at 42 U.S.C. 1935nn (the “Stark Law”);

(vii) New York Social Service Law §§363 through 369 (McKinney) (New York Medicaid);

(viii) N.J.S.A., Title 30, Subtitle 4D and N.J. Admin. Code, Title 10 (New Jersey Medicaid);

(ix) N.J.S.A §30:4D-17 (New Jersey anti-kickback);

(x) 18 NY ADC 515.2 and N.Y. Social Service Law §366-d (New York anti-kickback);

(xi) 18 NY ADC 515.2 (New York false claims);

(xii) N.J.S.A. 2C:21-4.2, et seq. (New Jersey false claims);

(xiii) N.Y. Pub. Health Law §§238-a, 238-d;

(xiv) N.J. Stat. Ann §§ 45:9-22.3 to 45:9-22.5, 45:9-22.8, 45:1-25;

(xv) The regulations set forth at 45 C.F.R. Parts 160, 162 and 164, issued pursuant to the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191 (“HIPAA”);

(xvi) Section 112 (Preservation of Coverage of Drugs and Biologicals under Part B of the Medicare Program), Section 113 (Elimination of Time Limitation on Medicare Benefits for Immunosuppressive Drugs), Section 114 (Imposition of Billing Limits on Drugs), and Section 429 (Revised Part B Payment for Drugs and Biologicals and related Services) of the Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act of 2000, P.L. 106-554 (“BIPA”); and

(xvii) Section 4401 (Reimbursement for Prescribed Drugs) of the Omnibus Budget Reconciliation Act of 1990, P.L. 101-508 (“OBRA ‘90”).

(b) the statutes and regulations governing the practice of pharmacy in the State of New Jersey, specifically, N.J.S.A. Title 45, Chapters 1 (referenced as of July 30, 2009), 14 (dated as of July 8, 2009) and 39 (dated as of November 19, 2007), obtained from the New Jersey Board of Pharmacy website (www.state.nj.us/lps/ca/medical/pharmacy.htm) (“New Jersey Pharmacy Statutes and Regulations”); and

(c) the statutes and regulations governing the practice of pharmacy in the State of New York, specifically Article 137, Section 6805 of Title 8 of New York’s Consolidated Laws (last updated December 10, 2008), and Part 63 of the Commissioner’s Regulations (last updated April 21, 2009), both of which were obtained from the New

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York Office of Professions website (www.op.nysed.gov/pharm.htm) (“New York Pharmacy Statutes and Regulations”) (the laws referred to in (a), (b) and (c) above are collectively referred to herein as the “Healthcare Laws”).

In this regard, we call the Initial Purchasers’ attention to the fact that in respect of this letter and the opinions set forth herein, we do not purport to be experts on the laws of any state or jurisdiction other than the Healthcare Laws and that there may be federal, state or local laws, other than the Healthcare Laws, that affect the opinions set forth herein. Further, we express no opinion as to any judicial or similar interpretation of the Healthcare Laws.

On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

1. The statements in the Company 10-K for the year ended December 27, 2008 incorporated by reference into the Pricing Disclosure Package under the captions: (i) “Business – Government Regulation”, (ii) “Business – Government Regulation – Licensure and Registration Laws”, (iii) “Business – Government Regulation – Medicare and Medicaid”, (iv) “Business – Government Regulation – Fraud, Waste and Abuse Laws”, (v) “Business – Government Regulation – Physician Self-Referral Laws”, (vi) “Business – Government Regulation – Drug Utilization Review”, (vii) “Business – Government Regulation – Healthcare Information Practices”, and (viii) “Business – Government Regulation – Healthcare Reform and Federal Budget Legislation” have been reviewed by us and fairly present and summarize in all material respects the Healthcare Laws.

2. No consent, approval, authorization or other order of, or registration or filing with, any Governmental Authority (as defined below), which has not been obtained, taken or made is required under the Healthcare Laws for the issuance or sale of the Securities or the performance by each of the Issuers and the Guarantors of its obligations under the Pricing Disclosure Package and Offering Circular. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of New Jersey or the United States of America.

3. The issuance and sale of the Securities by the Issuers and the Guarantors, the compliance by the Issuers with the provisions of the Purchase Agreement, and the consummation by the Issuers at the Time of Delivery of the transactions contemplated by the Transaction Documents (i) will not violate the Healthcare Laws, and, (ii) based solely on the Officer’s Certificate, will not violate any judgment, order or decree of any court or arbitrator known to us and applicable to either of the Issuers, except in each instance where the violation would not reasonably be expected to result in a “Material Adverse Change” (as defined in Section 1(c) of the Purchase Agreement).

The above opinions are subject to the following additional limitations, qualifications and exceptions:

(a) The effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect that relate to or limit creditors’ rights generally;

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(b) The effect and application of general principles of equity, whether considered in a proceeding in equity or at law;

(c) Limitations imposed by or resulting from the exercise by any court of its discretion; and

(d) Limitations imposed by reason of generally applicable public policy principles or considerations.

We do not assume any responsibility for the accuracy, completeness or fairness of any information furnished to you by the each of the Issuers and each of the Guarantors concerning the business or affairs of the Issuers or the Guarantors or any other information furnished to you of a factual nature.

The opinions in this letter are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated. The opinions in this letter are rendered, and are limited in all respects to laws and facts existing, on the date of this letter. We disclaim any responsibility to update this letter with regard to any changes in facts or law occurring following the date of this letter.

The opinions in this letter are rendered only to the Initial Purchasers in connection with the transactions contemplated by the Transaction Documents. The opinions may not be relied upon by the Initial Purchasers for any other purpose, or relied upon by any other person, firm or entity for any purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated in part or reproduced in part, except that reference may be made to this letter in the Purchase Agreement or in any list of closing documents pertaining to the transactions contemplated by the Purchase Agreement and as required by law.

Very truly yours,

BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP

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Exhibit D

Form of Legal Opinion of Littler Mendelson, P.C. to be delivered at the Time of Delivery

Except as set forth in the Pricing Disclosure Package, and as to matters of fact, based upon the representations, warranties and agreements of the Issuers and the Guarantors in Section 1 and Section 7 and assuming the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Pricing Disclosure Package, the issuance of the Guarantees by the Guarantors, the compliance by the Issuers and the Guarantors, to the extent a party thereto, with all of the provisions of the Purchase Agreement and the performance of their obligations there under (other than performance of their obligations under the indemnification Sections of the Purchase Agreement, as to which no opinion need be rendered) will not violate any Labor Law, except where the violation would not reasonably be expected to result in a Material Adverse Change.

“Labor Laws” means The Labor Management Relations Act (LMRA), The Americans With Disabilities Act, The Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, The Civil Rights Act of 1991, as amended, The Family and Medical Leave Act, the Fair Labor Standards Act, the New York State Human Rights Law and The New York Civil Rights Law, including federal, state and city rules and regulations concerning harassment, discrimination or retaliation in employment.

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ANNEX I

(1)	The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A) it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Issuers and the Guarantors.

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